Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES FISCAL 2009
FOURTH QUARTER RESULTS
Kent, WA – June 25 – Flow International Corporation (Nasdaq: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2009 fourth quarter ended April 30, 2009.
For the quarter, Flow reported consolidated revenues of $43.7 million, which compares to $48.7 million in the third quarter of fiscal year 2009 and $63.3 million in the year-ago quarter. The Company reported a net loss from continuing operations of $4.3 million, or $0.12 per basic and diluted share, compared to net income of $13.3 million or $0.35 per basic and diluted share a year ago.
Net loss for the quarter just ended includes a $3.8 million pre-tax charge for previously deferred transaction costs related to the Company’s previously contemplated acquisition of OMAX Corporation, which was terminated on May 11, and aggregate pre-tax charges of $1.4 million related to the write off of deferred financing costs associated with the amendment to the Company’s senior credit facility, centralizing its manufacturing operations, and severance related to cost reductions. Excluding those charges and the related tax effects, the pro forma loss from continuing operations was $1.2 million or $0.03 per basic and diluted share as compared to the prior year quarter pro forma net income of $1.5 million or $0.04 per share after excluding the tax benefit from the reversal of income tax valuation allowance of $11.8 million.
“We continue to see the impact of the global economic slowdown in portions of our business,” said Charley Brown, President and CEO of Flow. “We feel that roughly two-thirds of our fourth quarter revenue stream has stabilized while one-third remains more volatile during these difficult economic times. Meanwhile, we continue to build our new distribution channel having added 20 distributors in 17 countries over the past six months. This indirect sales model represents a new avenue for long-term growth. In addition, we are continuously monitoring our cost structure to ensure that we emerge a stronger company when the recession ends.”
Operations Review
For the fiscal 2009 fourth quarter, compared to the prior-year quarter:
•	Standard Segment sales, which include sales of systems that do not require significant custom configuration, as well as parts and services for those installed systems were $32.6 million in the quarter, a decrease of 21% from the third quarter of fiscal year 2009 and a decrease of 43% from the prior year quarter. Operating loss from the Standard Segment totaled $889,000 in the quarter, which compares to operating income of $9.5 million in the prior-year quarter.

•	Advanced Segment sales, which include sales of complex aerospace and automation systems requiring specific custom configuration and advanced features, as well as parts and services for

PRESS RELEASE
those installed systems were $11.1 million in the quarter, an increase of 50% from the third quarter of fiscal year 2009 and an increase of 82% from the prior-year quarter. Operating income from the Advanced Segment was $2.3 million in the quarter compared to operating loss of $421,000 in the prior year quarter. The Advanced Segment backlog at the end of the quarter was $32.5 million.
•	Total overall operating expenses were $22.4 million in the quarter, which includes $4.5 million in charges related to the deferred transaction costs related to the OMAX transaction, the centralization of our manufacturing operations and severance related to cost reductions. Excluding those charges, operating expenses were $17.9 million, compared with $20.5 million in the prior-year quarter. In connection with the termination of the OMAX transaction in May, the Company will record a net charge of approximately $2.4 million in the first quarter of fiscal year 2010.

•	On March 10, 2009 and subsequently on June 10, 2009, the Company amended its Senior Credit Facility Agreement to reduce its Line of Credit from $65 million to $40 million and amended its financial covenants to provide the Company flexibility during the current economic environment.
Conference Call
Flow plans to hold a conference call to discuss these results today: Thursday, June 25th at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-941-8632 or 1-480-629-9821. A 48-hour replay will be available following the call by dialing 1-800-406-7325 or 1-303-590-3030; the replay passcode is 4098683. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding future distributors and avenues for growth, the anticipated strength of the Company when the recession ends and expected charges relating to the Omax acquisition. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

PRESS RELEASE
Flow International Corporation
Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,			Twelve months ended April 30,
US Dollars in thousands, except per share data	2009	2008	% Change	2009	2008	% Change

Sales	$43,749	$63,273	-31%	$210,103	$244,259	-14%

Cost of Sales	26,337	36,791	-28%	121,775	142,549	-15%

Gross Margin	17,412	26,482	-34%	88,328	101,710	-13%

Operating expenses:
Sales and Marketing	9,174	10,481	-12%	41,170	42,272	-3%
Research and Engineering	1,835	2,183	-16%	8,644	8,771	-1%
General and Administrative	6,920	7,869	-12%	29,506	33,888	-13%
Provision for Patent Litigation	—	—	NM	29,000	—	NM
Goodwill Impairment	—	—	NM	2,764	—	NM
Restructuring and Other Operating Charges	4,484	—	NM	6,878	—	NM

Operating Expenses	22,413	20,533	9%	117,962	84,931	39%

Operating Income (loss)	(5,001)	5,949	NM	(29,634)	16,779	NM

Interest Income (Expense), net	(732)	62	NM	(1,068)	361	NM
Other Expense, net	(555)	(1,090)	-49%	(614)	(1,846)	-67%

Income (Loss) before taxes	(6,288)	4,921	NM	(31,316)	15,294	NM
Income Tax Benefit	1,950	8,389	NM	8,230	6,617	24%

Income (Loss) from Continuing Operations	(4,338)	13,310	NM	(23,086)	21,911	NM

Discontinued Operations, net of tax	(133)	25	NM	(733)	443	NM

Net Income (loss)	$(4,471)	$13,335	NM	$(23,819)	$22,354	NM

Per share amounts:
Basic Income (Loss) from Continuing Operations	$(0.12)	$0.35	NM	$(0.61)	$0.59	NM
Basic Net Income (Loss)	$(0.12)	$0.35	NM	$(0.63)	$0.60	NM

Diluted Income (Loss) from Continuing Operations	$(0.12)	$0.35	NM	$(0.61)	$0.58	NM
Diluted Net Income (loss)	$(0.12)	$0.35	NM	$(0.63)	$0.59	NM

Weighted Average Shares Outstanding (000):
Basic	37,685	37,588		37,627	37,421
Diluted	37,685	37,920		37,627	37,893
NM = not meaningful

PRESS RELEASE
Flow International Corporation
Supplemental Data
(Unaudited)

	Three months ended April 30,			Twelve months ended April 30,
US Dollars in thousands	2009	2008	% Change	2009	2008	% Change

Sales Breakdown:
Systems	$29,946	$45,620	-34%	$145,944	$176,755	-17%
Consumable Parts	13,803	17,653	-22%	64,159	67,504	-5%

Total	$43,749	$63,273	-31%	$210,103	$244,259	-14%

Segment Revenue Breakdown:
Standard	$32,611	$57,149	-43%	$181,132	$216,063	-16%
Advanced	11,138	6,124	82%	28,971	28,196	3%

	$43,749	$63,273	-31%	$210,103	$244,259	-14%

Segment Operating Income (Loss) Breakdown:
Standard	$(889)	$9,503	NM	$21,067	$40,967	-49%
Advanced	2,317	(421)	NM	(272)	(5,090)	-95%
All Other*	(7,292)	(4,042)	80%	(50,556)	(17,996)	NM
Intersegment Eliminations	862	909	-5%	126	(1,103)	NM

	$(5,001)	$5,949	NM	$(29,634)	$16,779	NM

*	Includes corporate overhead expenses as well as general and administrative expenses of inactive subsidiaries that do not constitute segments. Fiscal year 2009 operating loss includes a $29 million charge related to the patent litigation with OMAX during the current fiscal year pursuant to a Settlement and Cross Licensing Agreement

Depreciation and Amortization Expense	$1,133	$1,339	-15%	$4,343	$3,974	9%

Capital Spending	$2,070	$1,570	32%	$8,932	$6,303	42%
Flow International Corporation
Selected Balance Sheet Data
US Dollars in thousands

	April 30,	April 30,
	2009	2008	% Change

Cash	$10,117	$29,099	-65%
Receivables, net	32,103	33,632	-5%
Inventories	21,480	29,339	-27%
Total Debt	18,530	4,428	NM

PRESS RELEASE
Flow International Corporation
Reconciliation of GAAP to Proforma
(Unaudited)

	Three months ended April 30,		Twelve months ended April 30,
US Dollars in thousands, except per share data	2009	2008	2009	2008

GAAP Income (Loss) from Continuing Operations	$(4,338)	$13,310	$(23,086)	$21,911
Adjustments:
Provision for Patent Litigation	—	—	29,000	—
Write-off of Previously Deferred Direct Transaction Costs	3,767	—	3,767
Restructuring and Other Operating Charges	717	—	2,994	—
Goodwill Impairment	—	—	2,764	—
Write-off of Deferred Debt Issuance Costs	654	—	654	—
Inventory Write-Off	36	—	144	—
Premium from Warrant Repurchase	—	—	—	—
Change in German Tax Law	—	—	—	389
Amendment of Former CEO Contract	—	—	—	2,891
Reversal of German Valuation Allowance	—	—	—	(1,160)
Tax Benefit from Reversal of Valuation Allowance	—	(11,800)	—	(11,800)
Tax Effect of Adjustments	(2,018)	—	(15,336)	614

Proforma Income (Loss) from Continuing Operations	$(1,182)	$1,510	$901	$12,844

GAAP Net Income (Loss)	$(4,471)	$13,335	$(23,819)	$22,354
Adjustments:
Provision for Patent Litigation	—	—	29,000	—
Write-off of Previously Deferred Direct Transaction Costs	3,767	—	3,767	—
Restructuring and Other Operating Charges	717	—	2,994	—
Goodwill Impairment	—	—	2,764	—
Write-off of Deferred Debt Issuance Costs	654	—	654	—
Inventory Write-Off	36	—	144	—
Premium from Warrant Repurchase	—	—	—	—
Change in German Tax Law	—	—	—	389
Amendment of Former CEO Contract	—	—	—	2,891
Reversal of German Valuation Allowance	—	—	—	(1,160)
Tax Benefit from Reversal of Valuation Allowance	—	(11,800)	—	(11,800)
Tax Effect of Adjustments	(2,018)	—	(15,336)	614

Proforma Net Income (Loss)	$(1,315)	$1,535	$168	$13,288

Per Share Amounts

GAAP Basic and Diluted Income (Loss) Per Share
Income (Loss) from Continuing Operations	$(0.12)	$0.35	$(0.61)	$0.59
Net Income (Loss)	$(0.12)	$0.35	$(0.63)	$0.60

Proforma Basic and Diluted Income (Loss) per Share
Income (Loss) from Continuing Operations	$(0.03)	$0.04	$0.02	$0.34
Net Income (Loss)	$(0.03)	$0.04	$0.00	$0.35